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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Koninklijke Ahold N.V. and Ahold Lease U.S.A., Inc. on Form F-4 and S-4, respectively, of our report related to Ahold Lease U.S.A., Inc. dated August 8, 2001, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

McLean, Virginia
August 16, 2001